Registration No. 33-26514


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 3

                         POST EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                          THE PROCTER & GAMBLE COMPANY
               (Exact name of issuer as specified in its charter)

         Ohio                                              31-0411980
(State of Incorporation)                    (I.R.S. Employer Identification No.)


One Procter & Gamble Plaza, Cincinnati, Ohio                            45202
     (Address of Principal Executive Offices)                         (Zip Code)


                      THE PROCTER & GAMBLE 1983 STOCK PLAN
                            (Full title of the Plan)

                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company
                           One Procter & Gamble Plaza
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 983-4463
          (Telephone number, including area code, of agent for service)




                                                                 Total Pages = 2


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Reduction in the number of shares of Common Stock of The Procter & Gamble
Company registered under Registration Statement No. 33-26514

                                     SUMMARY

The Procter & Gamble 1983 Stock Plan terminated in accordance with Plan provisions. The last share equivalents granted under the Plan were redeemed on or before February 24, 2002. Of the 71,878,947 shares (as adjusted for the stock splits that occurred on October 20, 1989, May 15, 1992, and August 22, 1997) registered on Registration Statement, Form S-8, No. 33-26514, share equivalents eligible to be redeemed for 25,539,646 shares had either not been granted or had not been so redeemed by February 24, 2002. Therefore, the undersigned agent for service hereby deregisters the following amount of securities registered on the aforesaid Registration Statement:

         Shares of the Common Stock of         25,539,646 shares
         The Procter & Gamble Company

This leaves 46,339,301 shares of the Common Stock of The Procter & Gamble Company currently registered under Registration Statement, Form S-8, No. 33-26514.

In accordance with Rule 478(a)(4), as agent for service I have signed this amendment to the Registration Statement on the date set below my name.



         /S/TERRY L. OVERBEY
------------------------------------
Terry L. Overbey, Secretary
September 12, 2002